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                                                                   EXHIBIT 23.1





                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of our report to Energy Development Corporation dated September 27, 1996, and titled "Proved Reserves as of July 1, 1996," in the Noble Affiliates, Inc. Securities and Exchange Commission Form 8-K/A (No.
1) and to the references to Miller and Lents, Ltd. under the heading "Miller and Lents Reserve Report."


                                       MILLER AND LENTS, LTD.





                                        By:/s/ LARRY M. GRING
                                           -------------------------------
                                               Larry M. Gring,
                                               Senior Vice President




Houston, Texas
September 27, 1996